UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 24, 2008

OMNITURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 East Timpanogos Circle
Orem, UT 84097
(Address of Principal Executive Offices, including Zip Code)
(801)722-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On December 24, 2008, Omniture, Inc. (“Omniture”) entered into a Credit Agreement (the “Credit Agreement”) with each of the lenders party thereto (the “Lenders”) and Wells Fargo Foothill, LLC, a Delaware limited liability company, as arranger and administrative agent for the Lenders (the “Agent”), providing for a secured revolving credit facility in an amount of up to $35.0 million that is subject to a borrowing base formula and a secured term loan in an amount of $15.0 million. The revolving credit facility has sublimits for certain cash management services, interest rate and foreign exchange hedging arrangements, and for the issuance of letters of credit in a face amount up to $7.5 million. On December 24, 2008, Omniture borrowed $15.0 million in term loans of which approximately $9.8 million was used to repay the outstanding obligations under the Existing Loan Agreement (as defined below) and letters of credit in the aggregate face amount of approximately $1.8 million have been issued under the revolving credit facility.
          At Omniture’s option, revolving loans and the term loan accrue interest at a per annum rate based on, either:
•	the base rate plus a margin of 3.00% (The base rate is defined as the greatest of (i) 3.50% per annum, (ii) the federal funds rate plus a margin equal to 0.50%, and (iii) Wells Fargo Bank, N.A.’s prime rate.); or

•	the LIBOR rate plus a margin equal to 3.00%, but in no event less than 5.50%, in each case for interest periods of 1, 2 or 3 months.
          Omniture is also obligated to pay other customary closing fees, servicing fees, letter of credit fees and unused line fees for a credit facility of this size and type.
          Revolving loans may be borrowed, repaid and reborrowed until December 24, 2012, at which time all amounts borrowed must be repaid. The term loan will be repaid in quarterly principal payments in an amount equal to $375,000, with the remaining outstanding principal balance and all accrued and unpaid interest due on December 24, 2012. Accrued interest on the revolving loans and term loans will be paid monthly, or with respect to revolving loans and term loans that are accruing interest based on the LIBOR rate, then at the end of the applicable LIBOR interest rate period.
          The revolving loans and term loans are subject to mandatory prepayments in the event that certain borrowing formulas are not maintained. In addition the term loan is subject to certain mandatory prepayments under certain circumstances, including in connection with the receipt of net proceeds from certain asset sales, casualty events, tax refunds, the incurrence of certain types of indebtedness and the issuance of certain equity securities. In the event that the revolving credit facility commitment is terminated, in whole or part, prior to its maturity date, then, under certain circumstances, a prepayment fee will be due in an amount up to 2.00% of the reduced commitment amount if terminated prior to the first year of the revolving credit facility, up to 1.00% of the reduced commitment amount if terminated in the second year of the revolving credit facility, or up to 0.50% of the reduced commitment amount if terminated any time after the second year of the revolving credit facility. In the event that the term loan is prepaid, then a prepayment fee will be due in an amount equal to 2.00% of the principal amount prepaid if prepaid in the first year the term loan is outstanding, 1.00% of the principal amount prepaid if prepaid in the second year the term loan is outstanding, or 0.50% of the principal amount prepaid if prepaid any time after the second year the term loan is outstanding.

          On December 24, 2008, Visual Sciences, Inc., Offermatica Corporation, Visual Sciences Technologies, LLC, each wholly owned subsidiaries of Omniture, entered into General Continuing Guaranties (each, a “Guaranty” and collectively, the “Guaranties”) in favor of Agent, pursuant to which such parties guarantied all of the obligations of Omniture under the Credit Agreement.
          On December 24, 2008, Omniture and each of its subsidiaries party to the Guaranties entered into a Security Agreement (the “Security Agreement”) with Agent, pursuant to which such parties secured their respective obligations under the Credit Agreement and the Guaranties with a security interest on substantially all of their assets.
          Future domestic subsidiaries of Omniture will be required to guaranty Omniture’s obligations under the Credit Agreement and secure such guaranty obligations with a security interest on substantially all of their assets.
          The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict Omniture’s ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, repurchase stock, make investments and enter into certain transactions with affiliates, in each case subject to customary exceptions for a credit facility of this size and type. The Credit Agreement also contains financial covenants that establish minimum EBITDA levels and limit the amount of capital expenditures that may be made.
          The Credit Agreement includes customary events of default that, include among other things, non-payment defaults, covenant defaults, material judgment defaults, bankruptcy and insolvency defaults, cross default to material indebtedness, inaccuracy of representations and warranties and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. At the election of the Lenders, a default interest rate shall apply on all obligations during an event of default, at a rate per annum equal to 2.00% above the applicable interest rate.
          A copy of the Credit Agreement, each Guaranty and the Security Agreement are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report and are incorporated by reference herein. The above description is qualified in its entirety by reference to such exhibits.
Item 1.02 Termination of a Material Definitive Agreement
          In connection with the entry by Omniture into the Credit Agreement, on December 24, 2008, Omniture repaid in full and terminated the commitments under that certain Third Amended and Restated Loan and Security Agreement dated as of August 17, 2007 (as amended, the “Existing Loan Agreement”), by and between Omniture and Silicon Valley Bank. A description of the material terms of the Existing Loan Agreement can be found under Item 1.01 in the Form 8-K filed by Omniture on August 21, 2007, Item 5 in the Form 10-Q filed by Omniture on August 8, 2008 and Item 1.01 in the Form 8-K filed by Omniture on October 22, 2008 and such descriptions are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1*	Credit Agreement, dated as of December 24, 2008, by and among, Omniture, Inc., each of the lenders party thereto from time to time and Wells Fargo Foothill, LLC, as Arranger and Administrative Agent
10.2	General Continuing Guaranty, dated as of December 24, 2008, executed by Visual Sciences, Inc. in favor of Wells Fargo Foothill, LLC, as Agent
10.3	General Continuing Guaranty, dated as of December 24, 2008, executed by Offermatica Corporation in favor of Wells Fargo Foothill, LLC, as Agent
10.4	General Continuing Guaranty, dated as of December 24, 2008, executed by Visual Sciences Technologies, LLC in favor of Wells Fargo Foothill, LLC, as Agent
10.5	Security Agreement, dated as of December 24, 2008, by and among, the Grantors party thereto from time to time and Wells Fargo Foothill, LLC, as Administrative Agent

*	Confidential treatment has been requested for certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
Date: December 30, 2008	By:	/s/ Michael S. Herring
Michael S. Herring
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Credit Agreement, dated as of December 24, 2008, by and among, Omniture, Inc., each of the lenders party thereto from time to time and Wells Fargo Foothill, LLC, as Arranger and Administrative Agent
10.2	General Continuing Guaranty, dated as of December 24, 2008, executed by Visual Sciences, Inc. in favor of Wells Fargo Foothill, LLC, as Agent
10.3	General Continuing Guaranty, dated as of December 24, 2008, executed by Offermatica Corporation in favor of Wells Fargo Foothill, LLC, as Agent
10.4	General Continuing Guaranty, dated as of December 24, 2008, executed by Visual Sciences Technologies, LLC in favor of Wells Fargo Foothill, LLC, as Agent
10.5	Security Agreement, dated as of December 24, 2008, by and among, the Grantors party thereto from time to time and Wells Fargo Foothill, LLC, as Administrative Agent

*	Confidential treatment has been requested for certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.